Exhibit 10.1


                          HUGHES NETWORK SYSTEMS, LLC
                                BONUS UNIT PLAN

1.       The Plan.
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         1.1 Purposes. The purposes of this Plan are (a) to motivate the
Participants to embrace the objectives of the Company, particularly the goals of Company growth and (b) to promote the success of the Company by rewarding the Participants for their dedicated service and to provide incentives for Participants to remain in the employ of the Company or an Affiliate through a Significant Event. Capitalized terms used herein are defined in Section 4. It is intended that, as to any Participant that becomes entitled to a Bonus under this Plan, that such Bonus shall constitute part of the Participant's reasonable compensation for services rendered to the Company and its Subsidiaries prior to a Significant Event.

         1.2 Eligibility. The Managing Member, in its sole discretion, shall determine which Eligible Employees may participate in this Plan.

1.3      Administration and Authorization; Power and Procedure.
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         1.3.1    Managing Member. This Plan will be administered by and all
                  Awards will be authorized by the Managing Member. In making any determination or in taking or not taking any action under this Plan, the Managing Member may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company or any of its Affiliates. The Managing Member may delegate ministerial, non-discretionary functions to individuals who are officers, directors or employees of the Company or any of its Affiliates.

         1.3.2 Plan Awards; Interpretation; Powers of the Managing Member. The Managing Member shall have the power to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes. Such actions shall include the ability to grant Awards to Participants and reasonably determine the form, amount and payment date of such Awards in accordance with the terms of this Plan.

         1.3.3 No Liability. No director, officer, member or agent of the Company or any Affiliate will be liable for any action, omission or decision under this Plan.

2.       Bonus Awards.
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         2.1 Award Grants. The Managing Member may grant one or more Bonus
Units (or any fraction thereof) under this Plan to any Eligible Employee. Subject to the express provisions of this Plan, the Managing Member will determine the number of Bonus Units subject to each Award. Each Award will be evidenced by an Award Agreement signed by the Company and the Participant. Notwithstanding anything to the contrary contained herein or in any other agreement between the Company and any Participant, no payment or award made under this Plan shall be considered eligible compensation for the purposes of the HNS LLC 401 Savings Plan.

         2.2 No Right to Equity. The Bonus Units shall be used solely as a device for the measurement and determination of the amounts to be paid as bonuses under this Plan. The Bonus Units shall not be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Bonus Units shall be and shall remain the sole property of the Company, and each Participant's rights in respect of the Bonus Units and this Plan are limited to the right to receive a payment in cash or securities as herein provided. With respect to any Bonus Unit or other rights in respect of this Plan, no Participant (a) shall be entitled to any voting, ownership, or other equity holder rights with respect to the Company or (b) shall be owed any fiduciary duty by the Board, the Managing Member or the Company.

         2.3 Bonus Unit Limits. Up to 4,400,000 Bonus Units may be granted under this Plan. Unless the Managing Member otherwise expressly provides in a Participant's Award Agreement (or by an amendment thereto), no Participant shall have protection against any dilution that may result from the issuance of additional Bonus Units under this Plan.

         2.4 Entitlement to Bonus.

         2.4.1 In the event a Significant Event occurs, then, subject to the other terms and conditions of this Plan, each Participant who complies with the provisions of Section 3.16 and (a) who is employed by the Company or a Subsidiary at the time of the Significant Event or (b) whose employment with the Company or a Subsidiary was terminated due to the death, disability or termination without Cause of such Participant during the 12 month period immediately prior to the consummation of such Significant Event, shall be entitled to a Bonus on the vested Bonus Units. For purposes of clarity, if a Participant's employment with the Company or a Subsidiary is terminated due to a termination for Cause or the Participant resigns prior to the consummation of such Significant Event then no Bonus shall be payable to such Participant hereunder.

         2.4.2 Bonuses under this Plan shall be payable only with respect to a single Significant Event. Accordingly, no Significant Event after the first Significant Event to occur shall be considered for purposes of this Plan. Unless otherwise directed by the Managing Member pursuant to Section 2.9.2, no Bonuses shall be payable to any Participant hereunder after the fifth anniversary of the Effective Date.

         2.5 Amount of Payment. If a particular Participant is entitled to a Bonus pursuant to Section 2.4, the amount of that Participant's Bonus, subject to tax withholding pursuant to Section 3.4, will equal: the product of the Participant's number of vested Bonus Units multiplied by a fraction, the numerator of which is the Net Gain and the denominator of which is the product of (x) number of Class A Units of the Company owned by SkyTerra on the date of consummation of a Significant Event, multiplied by (y) 1,000 (such number to be proportionately adjusted as appropriate for any splits, combinations, etc. of the Class A Units from time to time).

         Notwithstanding anything to the contrary contained herein, any Bonus payable with respect to Bonus Units granted after the Effective Date to a Participant shall be calculated solely with respect to the Net Gain attributable to the period following the date such Bonus Units are granted to such Participant. The Managing Manager, in its sole discretion, shall calculate the Net Gain attributable to such period and the Managing Member shall allocate the payments to be made to all Participants hereunder in accordance with such calculations.

         The Managing Member is not obligated to cause the Company to issue all 4,400,000 Bonus Units. The Managing Member may, but is not obligated to, re-allocate Bonus Units that may terminate prior to a Bonus becoming payable with respect thereto.

         2.6 Termination of Employment; Vesting.

         2.6.1 Eligibility for Bonus. Except as set forth in Section 2.4.1, a Participant must be employed by the Company or a Subsidiary at the time of a Significant Event in order to be eligible to receive a Bonus. If a Participant's employment terminates in any circumstance or for any reason prior to such date, the Participant's Bonus Units (vested and unvested) shall automatically terminate as of the date of such termination of employment provided, however, that in the event a Participant's employment with the Company or a Subsidiary is terminated due to the death, disability or termination without cause of such Participant then the vested Bonus Units granted to such Participant shall not terminate until the first anniversary of the date that such employment is terminated, in which case it shall automatically expire on such anniversary.

         2.6.2 Vesting. With respect to each Participant, (a) seven and one-half percent (7.5%) of the Bonus Units issued to such Participant shall vest semi-annually commencing on the date that is six (6) months following the applicable Grant Date and ending on the date that is thirty-six (36) months following the applicable Grant Date and (b) thirteen and three-fourths percent (13.75%) of the Bonus Units issued to such Participant shall vest semi-annually commencing on the date that is forty-two (42) months following the applicable Grant Date and ending on the date that is sixty (60) months following the applicable Grant Date, in the case of clauses (a) and (b), subject to the Participant's continued employment with the Company on the applicable date of vesting. If a Participant is employed by the Company or a Subsidiary on the date of consummation of a Significant Event, all unvested Bonus Units granted to such Participant shall be designated as vested Bonus Units.

         2.6.3 Cessation of Vesting. Upon any termination of the Participant's employment with the Company for any reason, all vested and unvested Bonus Units shall immediately terminate and the Participant shall have no right to any Bonus payable hereunder; provided, however, that in the event a Participant's employment with the Company or a Subsidiary is terminated due to the death, disability or termination without cause of such Participant then the vested Bonus Units granted to such Participant shall not terminate until the first anniversary of the date that such employment is terminated, in which case it shall terminate on such anniversary but in no event shall any additional unvested Bonus Units continue to vest during such one-year period.

         2.7 Payment Timing and Form. To the extent a Bonus is payable in respect of a Bonus Unit, that amount shall be paid in cash or check upon or as soon as reasonably practical after the first Significant Event to occur, and in no event later than the earlier of (x) three months after the consummation of such Significant Event and (y) two and one-half months after the end of the Company's taxable year in which such Significant Event is consummated. In no event shall the Company be required to pay a Bonus payment to a Participant until the Participant has satisfied his obligations pursuant to Section 3.16 and the Participant's Release has become irrevocable by the Participant provided that, subject to the other provisions set forth herein, such obligations shall be satisfied by the Participant no later than the earlier of
(x) three months after the consummation of such Significant Event and (y) two and one-half months after the end of the Company's taxable year in which such Significant Event is consummated.

         Notwithstanding the foregoing provisions regarding cash payment, in the event that the equity holders of the Company in a Significant Event receive or are to receive consideration in the form of securities or other property (other than cash), the Company may settle Plan obligations by delivering the same securities or property (valued on the same basis as such securities or property are valued for purposes of the Significant Event transaction) as is received or to be received by the Company or selling equity holders, as applicable, in such transaction.

         Notwithstanding the foregoing time of payment provisions, in the event that proceeds from a Significant Event are subject to escrow or other contingent payment limitations, the Company shall pay Bonus obligations on substantially the same schedule as proceeds are paid in connection with the Significant Event. In the event that proceeds from a Significant Event are not released from escrow or are otherwise not actually paid then the Bonus Amounts payable with respect to such escrowed or contingent payment amounts shall be forfeited by the Participants.

         2.8 Adjustments.

         2.8.1 The Managing Member may, to such extent and at such time as it reasonably deems appropriate and equitable in the circumstances to preserve the intended level of benefits based on the structure and organization of the Company as of the Effective Date, adjust Bonus Units, and bonus or bonus opportunities represented by this Plan upon or in contemplation of any sale of additional equity interests by the Company, any merger, combination, acquisition, consolidation, sale of a portion of the business or other reorganization of the Company, any split-up, spin-off, or dividend distribution in respect of the Company's securities in the form of property (other than cash), an IPO, or any similar, unusual or extraordinary corporate transaction. This Section 2.8.1 is intended to preserve, rather than diminish or increase, the benefits available to Participants under this Plan on the Effective Date.

         2.8.2 If a SkyTerra Acquisition is consummated prior to the third anniversary of the Effective Date and the Participant is employed by the Company on the third anniversary of the Effective Date, instead of a payment in respect of the Bonus Units, the vested Bonus Units shall be exchanged (the "First Exchange") for common stock of SkyTerra ("SkyTerra Shares") on the third anniversary of the Effective Date in a manner intended to provide the Participants with substantially equivalent economic benefits to the economic benefits intended to be provided hereunder. The number of SkyTerra Shares to be issued to the Participant in connection with the First Exchange shall equal the quotient obtained by dividing (x) the product of (1) the number of vested Bonus Units and (2) the fair market value of such vested Bonus Units (as calculated by the Managing Member) by (y) the SkyTerra Market Price on the date of the First Exchange. If a SkyTerra Acquisition is consummated prior to the fifth anniversary of the Effective Date and the Participant is employed by the Company on the fifth anniversary of the Effective Date, instead of a payment in respect of the Bonus Units, the vested Bonus Units (excluding vested Bonus Units, if any, subject to the First Exchange) shall be exchanged (the "Second Exchange") for SkyTerra Shares on the fifth anniversary of the Effective Date in a manner intended to provide the Participants with substantially equivalent economic benefits to the economic benefits intended to be provided hereunder. The number of SkyTerra Shares to be issued to the Participant in connection with the Second Exchange shall equal the quotient obtained by dividing (x) the product of (1) the number of vested Bonus Units (excluding vested Bonus Units, if any, subject to the First Exchange) and (2) the fair market value of such vested Bonus Units (as calculated by the Managing Member) by (y) the SkyTerra Market Price on the date of the Second Exchange. Each Participant will be required to execute a Release in accordance with Section 3.16 as a condition to the issuance of any SkyTerra Shares in connection with the First Exchange and the Second Exchange, as applicable; provided that, subject to the other provisions set forth herein, such obligations shall be satisfied by the Participant no later than the earlier of
(x) three months after the consummation of such First Exchange or Second Exchange, as applicable and (y) two and one-half months after the end of the Company's taxable year in which such Significant Event occurs.

         2.9 IPO; No Significant Event.

         2.9.1 If the Company consummates an IPO prior to the consummation of a Significant Event or a SkyTerra Acquisition, this Plan and each Award Agreement shall be amended and restated (the "Revised Plan"), as determined by the Managing Member, to provide that all unvested Bonus Units shall be deemed to be unvested options to acquire shares of common stock of the Company and all vested Bonus Units shall be deemed to be vested options to acquire shares of common stock of the Company, in each case, on terms, conditions and procedures determined by the Managing Member and set forth in the Revised Plan. The Managing Member shall determine the number of options to acquire shares of common stock of the Company to be issued to each Participant in a manner to provide such Participant with economic benefits substantially similar to the economic benefits intended to be provided hereunder. The price to be paid by such Participant upon exercise of such options shall be the fair market value of the common stock of the Company at the time of grant of such options. All such options and common stock issuable upon exercise of such options shall be subject to transfer, repurchase and other restrictions on ownership determined by the Managing Member and set forth in the Revised Plan. Notwithstanding the foregoing, in the event that a Participant is not employed by the Company or a Subsidiary on the consummation of an IPO, such Participant shall not be entitled to be granted options to acquire common stock of the Company.

         2.9.2 If a Significant Event, SkyTerra Acquisition or an IPO is not consummated prior to the fifth anniversary of the Effective Date and the Participant is an employee of the Company or its Subsidiaries on such date, the Company will use commercially reasonable efforts, as directed by the Managing Member, to implement a program to provide the Participants with an alternative economic benefit which will include payments or issuances of cash, equity securities or other consideration by the Company. Such payments or issuances shall be made within 120 days following the fifth anniversary of the Effective Date; provided however that in no event shall such payment be made later than two and one-half months after the end of the Company's taxable year in which such fifth anniversary of the Effective Date occurs. Each Participant will be required to execute a Release in accordance with Section 3.16 as a condition to the payment or issuance of any cash, equity securities or other consideration by the Company in connection with any alternative economic benefit payable or issuable pursuant to this Section 2.9.2.

3.       Other Provisions.
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         3.1 Employment Status. Status as an Eligible Employee will not be construed as a commitment that any Award will be granted under this Plan.

         3.2 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or related to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such Person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause at any time. Neither this Plan nor an Award Agreement shall constitute a contract of employment or service.

         3.3 Plan Not Funded. Awards payable under this Plan will be payable from the general assets of the Company, and no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other Person will have any right, title or interest in any fund or in any specific asset of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other Person. To the extent that a Participant, Beneficiary or other Person acquires a right to receive payment pursuant to any Award hereunder, such right will be equal to but not greater than the right of any unsecured general creditor of the Company.

         3.4 Tax Withholding. Upon any payment of any Award, the Company shall have the right to deduct from any amount payable to the Participant (or Personal Representative or Beneficiary, as the case may be) the amount of any taxes that the Company or any Affiliate may be required to withhold with respect to such Award payment.

         3.5 Confidentiality.

         3.5.1 To ensure the continued confidentiality of the Confidential Information, the Participant agrees as follows:

         (a) to hold all Confidential information in strict confidence; not to disclose it to others or use it in any way, commercially or otherwise; and not to allow any unauthorized Person access to the Confidential Information;

         (b) to take all action reasonably necessary to protect the confidentiality of the Confidential Information; and

         (c) to return all Confidential Information and any materials or other property provided by the Company or its Subsidiaries promptly upon the termination of the Participant's employment with the Company.

         Notwithstanding anything else contained herein to the contrary, the foregoing confidentiality provisions of this Section 3.5, and each Participant's obligations with respect thereto, shall survive any purported termination of this Plan and/or any Award.

         3.5.2 The obligations stated in this Section 3.5 shall not apply to Confidential Information under the following circumstances:

         (a) if such information lawfully and rightfully becomes known to the Participant without restriction, from a source other than the Company;

         (b) if such information was or is independently developed by the Participant without reference to any Confidential Information received hereunder, as evidenced by written records; or

         (c) to the extent that disclosure or broader use of such information is authorized in writing by the Company and not otherwise revoked.

         3.6 Designation of Beneficiary. Upon forms approved by the Managing Member, each Eligible Employee who becomes a Participant shall designate in writing the Beneficiary whom such Participant desires to receive any benefits payable under this Plan in the event of such Participant's death. A Participant may from time to time change his designated Beneficiary without the consent of such Beneficiary by filing a new designation, on a form approved by the Managing Member, with the Managing Member. However, if a married Participant wishes to designate a Person other than his spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall be witnessed by a notary public and shall acknowledge the effect of the designation. The Participant may change any election designating a Beneficiary without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of a Plan representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located. The Company and the Managing Member may rely upon a Participant's designation of Beneficiary last filed in accordance with the terms of this Plan. Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary shall be treated as though the Participant's former spouse had predeceased the Participant, unless (a) the Participant executes another Beneficiary designation that complies with this Section 3.6 and that clearly names such former spouse as a Beneficiary, or (b) a court order presented to the Managing Member prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary. In any case in which the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from this Plan as a Beneficiary of the Participant except as otherwise provided in the Participant's Beneficiary designation.

         3.7 Death Benefits. In the event of the death of a Participant, any Bonus (or remaining Bonus, as applicable) that the Participant may then be entitled to or that may become payable with respect to the Participant's Award following his death shall be paid to the Participant's Beneficiary when such amount would have otherwise been paid to the Participant (had he or she continued to live) in accordance with the other terms of this Plan.

         3.8 Incapacity. In the event any amount is payable under this Plan to a Person for whom a Personal Representative has been legally appointed, the payment shall be distributed to the duly appointed Personal Representative, without any duty on the part of the Managing Member to supervise or inquire into the application of any funds so paid.

         3.9 Plan and Award Amendments and Termination. The Managing Member may, at any time, terminate or, from time to time, amend, modify, restate, supplement or suspend this Plan or an Award Agreement, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan. All authority of the Managing Member with respect to Awards hereunder will continue during any suspension of this Plan and in respect of Awards outstanding upon or following the termination of this Plan. The Managing Member may not, however, without the written consent of the Participant affected thereby, amend, terminate, restate, supplement or suspend this Plan in any manner materially adverse to the Participant's rights, benefits, or bonus opportunities hereunder; provided, however, that the consent of the affected Participant shall not be required with respect to (a) any amendment to this Plan and/or any Award Agreement to the extent the Managing Member reasonably determines such amendment (i) is necessary in order to comply with Section 409A of the Code and any regulations or other guidance promulgated thereunder or (ii) is providing equivalent economic value to the Participant or (b) adjustments in accordance with Section 2.8 and Section 2.9.

         3.10 Termination Date of this Plan. This Plan shall terminate upon the satisfaction of all outstanding Plan obligations following the first Significant Event to occur.

         3.11 Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the State of New York.

         3.12 Severability. If it is determined that any provision of this Plan or an Award Agreement is invalid and unenforceable, the remaining provisions of this Plan and/or the Award Agreement, as applicable, will continue in effect provided that the essential economic terms of this Plan and the Award can still be enforced.

         3.13 Construction of Plan. This Plan and all Award Agreements shall be construed and interpreted to comply with Section 409A of the Code. This Plan is a negotiated bonus arrangement between the Company and each Participant. The Company and each Participant agree and stipulate that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Plan to favor the Company and/or any Participant against the other. Such agreement and stipulation by a Participant is a condition precedent to the Participant's eligibility for a bonus under this Plan.

         3.14 Jurisdiction and Venue. SUBJECT TO THE TERMS OF THIS PLAN, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS PLAN SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTING AND DELIVERING THIS PLAN, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF, OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT THE NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

         3.15 Captions; Construction of Terms. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof. Whenever the context may require, any pronouns used in this Plan shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         3.16 Release. Notwithstanding anything else contained herein to the contrary, the Company's obligation to pay benefits to or with respect to a Participant is subject to the condition precedent that the Participant (or Personal Representative, as applicable) execute and enter into a valid and effective release in the form attached hereto as Exhibit A (or such other similar form as the Managing Member may provide and require in the circumstances) (a "Release") and such executed agreement (a) is received by the Company no later than the date specified in the notice delivered to such Participant notifying the Participant of the consummation of a Significant Event, IPO, First Exchange or Second Exchange, as applicable, and (b) is not revoked by the Participant (or Personal Representative, as applicable) or otherwise rendered unenforceable by the Participant. The Managing Member, in its sole discretion, may also require a Participant, Personal Representative or Beneficiary, as applicable, to consent to the calculation of the Bonus amount applicable to the Participant or Beneficiary as a condition to the Company's obligation under this Plan to pay such amount to the Participant or Beneficiary. If a Participant does not timely comply with the Release provisions set forth in the first two sentences hereof, the Participant's Bonus Units or rights to other securities shall automatically terminate and no Bonus or other amount shall be payable with respect to those Bonus Units. (For purposes of clarity, the potential Bonus with respect to any Bonus Units that terminate pursuant to this Section 3.16 shall not be re-allocated to any other Participant(s).)

         3.17 Effective Date. This Plan is effective as of the Effective Date and only a Significant Event that occurs after the Effective Date shall trigger Bonus payments under this Plan.

4.       Definitions. Capitalized terms used in this Plan are used as defined
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below if not otherwise defined herein:

         "Affiliate" means, with respect to any Person: (i) with respect to an individual, any member of such individual's family; (ii) with respect to an entity, any officer, director, stockholder, partner, member or investor of or in such entity or of or in any affiliate of such entity; and (iii) also with respect to an entity, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.

         "Award" means, with respect to each Participant, an award of Bonus Units authorized by and granted under this Plan to such Participant.

         "Award Agreement" means any writing, approved by the Managing Member, setting forth the terms of an Award that has been duly authorized and approved. Each Award Agreement shall be in the form attached hereto as Exhibit B or such other form as the Managing Member may from time to time prescribe.

         "Beneficiary" means the Person, Persons, trust or trusts last designated in writing by a Participant in accordance with the provisions of Section 3.6 to receive the benefits specified hereunder in the event of a Participant's death. If there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary or, in the absence of a surviving spouse, the executor or administrator of the Participant's estate shall be the Beneficiary. In any case, where there is no such duly appointed executor or administrator of the Participant's estate within ninety
         (90) days after the Participant's death (or such extended period as the Managing Member determines is reasonably necessary to allow such personal representative to be appointed), then "Beneficiary" shall mean the Person or Persons who can verify by affidavit or court order to the satisfaction of the Managing Member that they are legally entitled to receive the benefits specified hereunder.

         In the event any amount is payable under this Plan to a minor, payment shall not be made to the minor, but instead shall be paid to that Person's legal guardian. If there is no such legal guardian, if such legal guardian is not located by the Company, or if the Managing Member determines that there is a dispute as to guardianship over a minor, payment shall be deposited with the court having jurisdiction over the estate of the minor.

         "Board" means the Board of Managers of the Company.

         "Bonus" means a bonus right or amount, as the context may require under and in accordance with this Plan.

         "Bonus Unit" means a device used solely for determining bonuses to be paid out under this Plan.

         "Cause" means, with respect to a Participant, (a) misconduct by such Participant with respect to the business and affairs of Company, its Subsidiaries or their Affiliates; (b) willful neglect of duties of such Participant or the failure to follow the lawful directions of the Company, including, without limitation, the violation of any material policy of the Company, its Subsidiaries or their Affiliates applicable to such Participant; (c) the material breach by such Participant of any of the provisions of any agreement with the Company, its Subsidiaries or their Affiliates; (d) the commission of a felony by such Participant; (e) the commission by such Participant of an act of fraud or financial dishonesty with respect to the Company, its Subsidiaries or their Affiliates; (f) the commission by such Participant of any crime that involves moral turpitude or fraud or that otherwise has a material adverse effect on the business, assets, liabilities, operations, affairs or prospects of the Company, its Subsidiaries or their Affiliates; or (g) chronic absenteeism by such Participant.

         "Change of Control means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) not affiliated with the Company or its owners immediately prior to such acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than 50 percent, indirectly or directly, of the equity vote of the Company (other than any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) or (ii) consummation of an amalgamation, a merger or consolidation of the Company or any direct or indirect subsidiary thereof with any other entity or a sale or other disposition of all or substantially all of the assets of the Company following which the voting securities of the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the entity that owns substantially all of the Company's assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof) at least 50 percent of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the entity that owns substantially all of the Company's assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof, outstanding immediately after such transaction. Notwithstanding the foregoing, a Change of Control shall not include a SkyTerra Acquisition, a Spinoff or the acquisition of any assets or securities of the Company or its subsidiaries by SkyTerra, DTV or any of their respective Affiliates.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Hughes Network Systems, LLC, a Delaware limited liability company, and its successors and assigns.

         "Confidential Information" means information that is not generally known to the public and that is or was used, developed or obtained by Hughes Network Systems, Inc., a Delaware corporation ("HNS"), or the Company or any of its Subsidiaries in connection with the Subject Business, including, but not limited to, (i) information, observations, procedures and data obtained by the Participant while employed by HNS or the Company and its Subsidiaries (including those obtained by the Participant while employed at HNS prior to the date of this Plan) concerning the business or affairs of HNS or the Company or any of its Subsidiaries, (ii) products or services, (iii) costs and pricing structures, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers, vendors, suppliers and customer, vendor and supplier lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, and
         (xiv) all similar and related information in whatever form.

         "DTV" means The DirecTV Group, Inc., a Delaware corporation

         "Effective Date" means July 14, 2005, the date of Managing Member approval of this Plan.

         "Eligible Employee" means any employee, officer, director or consultant of the Company or a Subsidiary.

         "Grant Date" means, with respect to each Participant, the applicable date of grant of Bonus Units to such Participant.

         "IPO" means the first public offering of the equity securities of the Company pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended

         "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company dated as of April 22, 2005, as amended, restated, supplemented or modified from time to time.

         "Managing Member" means the managing member of the Company appointed from time to time.

         "Net Gain" means the difference between (x) the sum of (i) all dividends and other distributions (excluding the aggregate amount of the Quarterly Management Fee Payments (as defined in the LLC Agreement) and Distributions (as defined in the LLC Agreement) in respect of taxes and expense reimbursement) paid to SkyTerra with respect to the Class A Units of the Company and (ii) the gross proceeds of any sale of Class A Units of the Company by SkyTerra minus (y) the aggregate Capital Contributions (as defined in the LLC Agreement) of SkyTerra, in each case, calculated on the date of consummation of a Significant Event; provided, however, that in the event of a SkyTerra Acquisition (pursuant to one or more transactions) the amount paid by SkyTerra to acquire the Securities of the Company that are not held by SkyTerra (other than such securities held by management of the Company) shall be deemed to be Capital Contributions for purposes of calculating Net Gain hereunder.

         "Participant" means an Eligible Employee who has been granted an Award under this Plan (and when the context so requires, any Beneficiary of a deceased Participant).

         "Person" means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity or organization, including a governmental authority.

         "Personal Representative" means the Person or Persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

         "Plan" means this Hughes Network Systems, LLC Bonus Unit Plan, as it may hereafter be amended, restated, modified or supplemented from time to time.

         "Significant Event" means a Change of Control or a liquidation, dissolution or winding up of the Company in accordance with the LLC Agreement. Notwithstanding the foregoing, a Significant Event shall not include (i) the consummation of any IPO, (ii) a SkyTerra Acquisition or (iii) a Spinoff or any transaction to facilitate any of the above.

         "SkyTerra" means SkyTerra Communications, Inc., a Delaware corporation, and its successors and assigns; provided, that if a Spinoff is consummated all references to "SkyTerra" hereunder (including, but not limited to, for the purposes of the definitions "Exchange," "Net Gain," "SkyTerra Acquisition," "SkyTerra Market Price," and "SkyTerra Shares"; but specifically excluding for the purposes of the definition "Spinoff") shall automatically be deemed to refer to Newco.

         "SkyTerra Acquisition" means the direct or indirect acquisition by SkyTerra and/or any of its Affiliates, pursuant to any transaction structure, of all or substantially all of the securities of the Company that are held by members of the Company that are not employees of the Company. Notwithstanding the foregoing, a Spinoff shall not constitute a SkyTerra Acquisition.

         "SkyTerra Market Price" means, with respect to the SkyTerra Shares to be issued to a Participant in connection with an Exchange, (a) if such SkyTerra Shares are not publicly traded or quoted at the time of determination, the fair market value of such securities determined by the board of directors of SkyTerra; and (b) if the SkyTerra Shares are publicly traded or quoted at the time of determination, the per share fair market value of such securities shall be the average closing trading price of such securities for the twenty (20) Business Day period immediately preceding the date of determination.

         "Spinoff" means the consummation of a transaction pursuant to which substantially all of the securities of the Company issued to SkyTerra at such time are transferred to a wholly-owned subsidiary of SkyTerra ("Newco") and the equity interests of Newco are transferred to the stockholders of SkyTerra or such equivalent transaction.

         "Subject Business" means the (i) business of providing broadband satellite networks and services to enterprises, including the core enterprise Very Small Aperture Terminal business, and the consumer Very Small Aperture Terminal, mobile satellite and carrier network and services ancillary businesses and (ii) design, development, operation, and provision of communications services via a Ka-band satellite telecommunications system known as "Spaceway."

         "Subsidiary" of the Company means and includes (i) any corporation 50% or more of whose equity of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time equity of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company or indirectly through subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which the Company directly or indirectly through subsidiaries, has 50% or more of the equity interests of such Person at the time.

                                    *******

         IN WITNESS WHEREOF, the Company has caused the undersigned, its duly authorized officer, to execute this Plan.

                                          HUGHES NETWORK SYSTEMS, LLC


                                          By: /s/ SANDI KERENTOFF
                                             --------------------------------

                                          Print Name: Sandi Kerentoff
                                                     ------------------------

                                          Title: Senior Vice President
                                                -----------------------------